Exhibit 99.1

News Release

STREAMLINE HEALTH ANNOUNCES PROMOTION OF CHIEF OPERATING OFFICER DAVID SIDES TO PRESIDENT AND CEO

Robert E. Watson Named President of NantHealth, a Key Streamline Client; Remains On Streamline Board of Directors

Atlanta, Georgia — January 8, 2015 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance, and improve patient care, today announced the promotion of its Executive Vice President and Chief Operating Officer, David Sides to President and Chief Executive Officer, replacing Robert E. Watson who is leaving the Company to become President of NantHealth, LLC.  Watson will remain on the Company’s Board of Directors.

David Sides, a former Cerner executive, was hired as EVP and COO on September 9, 2014 to oversee operations, solutions development and client services.  He had previously served as CEO of iMDSoft, a provider of clinical information systems and electronic medical records for critical, perioperative and acute care organizations.

“I’m more excited today about our prospects for the future than I was when I joined the company back in September,” stated David Sides, President and CEO, Streamline Health Solutions, Inc.   “Of the many opportunities I was offered last summer, I found Streamline to be the most compelling.  The Company is just now beginning the third year of its five-year strategic plan, and from my perspective, it’s all about execution.  The primary assets have been assembled and the Looking Glass® platform implemented.  As President and CEO I will continue to focus my energies on executing against our plan going forward.”

“We are pleased to have David Sides on board as President and CEO,” stated Jon Phillips, Chairman of the Board of Streamline Health Solutions, Inc.   “David and Bob have a long and successful history of working together and will continue to do so with Bob remaining on our Board of Directors, and in his new role as President of NantHealth.”

Streamline Health recently completed a multi-million dollar, multi-year term license contract with NantHealth to provide its Looking Glass® Clinical Analytics solution to NantHealth’s cloud-based intelligent clinical operating systems.   NantHealth founder and CEO Dr. Patrick Soon-Shiong worked directly with Bob Watson, Streamline Health’s President and CEO to complete that contract, which led to the discussions resulting in Watson joining Soon-Shiong at NantHealth.  “We view Streamline Health as a leading provider of data-driven solutions to improve the business of providing quality healthcare and look forward to working together with them to augment our efforts to cure cancer in our lifetime,” stated Soon-Shiong.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass® Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward-looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s expectations of future operating performance, its relationship with NantHealth, and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, key strategic alliances with third parties, including vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404)-920-2412

Randy. Salisbury@streamlinehealth.net